Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Rheometric Scientific, Inc.

We consent to the incorporation by reference in the registration statement of Rheometric Scientific, Inc. on Form S-8 (File No. __________) of our report dated May 8, 1997, on our audits of the consolidated financial statements of Rheometric Scientific, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the 1996 Annual Report of Rheometric Scientific, Inc. on Form 10-K.


/s/  Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 18, 1997